                                                              Exhibit 99(b)(8)

NEITHER THIS NOTE NOR ANY SECURITIES WHICH MAY BE ISSUED UPON CONVERSION HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR REGISTERED OR OTHERWISE QUALIFIED UNDER ANY STATE OR OTHER SECURITIES LAW. NEITHER THIS NOTE NOR ANY SUCH SECURITIES MAY BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT AND REGISTRATION OR OTHER QUALIFICATION UNDER ANY APPLICABLE STATE OR OTHER SECURITIES LAWS, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION OR OTHER QUALIFICATION IS NOT REQUIRED.


                       WORLDWIDE SPORTS & RECREATION, INC.

                  CONVERTIBLE SUBORDINATED PIK PROMISSORY NOTE


Principal Amount:  $12,200,000.00                               August __, 2000


       Worldwide Sports & Recreation, Inc., a Delaware corporation, with its principal office at 9200 Cody, Overland Park, Kansas 66214, for value received, promises to pay to the order of Wind Point Partners IV, L.P., as agent (the "NOTE AGENT") for and on behalf of the Noteholders (as defined below), the principal sum of Twelve Million Two Hundred Thousand and No/100 Dollars ($12,200,000.00) (the "LOAN"), together with interest thereon, as hereinafter provided and as set forth herein. All payments hereunder shall be made directly to each Noteholder at the address of each such Noteholder set forth on EXHIBIT A hereto, or at such other place as each Noteholder shall from time to time designate in writing to the Company, based on such Noteholder's Pro Rata Share, as set forth on EXHIBIT A hereto.


       1.   PRINCIPAL AND INTEREST

       1.1. INTEREST RATE AND INTEREST PAYMENTS. Except as provided in Section 1.2, the principal balance of the Loan outstanding from time to time (including, without limitation, all increases thereof resulting from the addition of PIK Interest (defined herein) thereto in accordance with the terms hereof) shall bear interest per annum at a rate equal to the Prime Rate (defined herein) (the "INTEREST RATE") and shall accrue and be added to the principal balance of the Loan at the time interest hereon is otherwise payable at the Interest Rate, and thereafter shall itself accrue interest at the Interest Rate (the "PIK INTEREST"). PIK Interest shall be paid in arrears by the Company to the Noteholders at the Interest Rate on the first day of each month during the term hereof, commencing on September 1, 2000. For purposes hereunder, references to the "principal balance" of the Loan shall include all PIK Interest that from time to time has been added to the outstanding principal balance of the Loan and shall be due and payable on the Maturity Date (defined herein) or on such other date as may be required hereby.

       1.2. DEFAULT RATE. During any period of time commencing on the date any Event of Default (defined herein) has occurred and ending on the date that such Event of Default shall have been cured or waived in writing by the Note Agent (defined herein), the principal balance of the Loan outstanding from time to time shall bear interest per annum at a rate equal to three percent (3%) plus the Prime Rate.

       1.3. INTEREST COMPUTATION. Interest shall be computed on the basis of a 360-day year consisting of 12 30-day months and charged for the actual number of days during the period for which interest is being charged. In computing interest, the date of payment shall be excluded.

       1.4. MAXIMUM INTEREST. Notwithstanding any provision to the contrary contained herein, no Noteholder shall collect a rate of interest on any obligation or liability due and owing by the Company to such Noteholder in excess of the maximum contract rate of interest permitted by applicable law ("EXCESS INTEREST"). Each Noteholder and the Company agrees that the interest laws of the State of Delaware shall govern the relationship among them and understand and believe that the transactions contemplated by this Note comply with the usury laws of the State of Delaware, but in the event of a final adjudication to the contrary, the Company shall be obligated to pay, NUNC PRO TUNC, to each Noteholder only such interest as then shall be permitted by the laws of the state found to govern the contract relationship among each Noteholder and the Company. If any Excess Interest is provided for or determined by a court of competent jurisdiction to have been provided for in this Note, then in such event (a) the Company shall not be obligated to pay such Excess Interest, (b) any Excess Interest collected by any Noteholder shall be, at the Note Agent's option, (i) applied to the outstanding principal balance of the Loan in such manner as the Note Agent may elect or to PIK Interest not in excess of the maximum rate permitted by applicable law (the "MAXIMUM RATE") or (ii) refunded to the payor thereof, (c) the interest rates provided for herein (the "STATED RATE") shall be automatically reduced to the Maximum Rate and this Note shall be deemed to have been, and shall be, modified to reflect such reduction and (d) the Company shall not have any action against the Note Agent or any Noteholder for any damages arising out of the payment or collection of such Excess Interest; PROVIDED, HOWEVER, that if at any time thereafter the Stated Rate is less than the Maximum Rate, the Company shall, to the extent permitted by law, continue to pay interest at the Maximum Rate until such time as the total interest received by each Noteholder is equal to the total interest which such Noteholder would have received had the Stated Rate been (but for the operation of this provision) the interest rate payable. Thereafter, the interest rate payable shall be the Stated Rate unless and until the Stated Rate again exceeds the Maximum Rate, in which event the provisions contained in this
Section 1.4 shall again apply.

       1.5.   PRINCIPAL PAYMENTS.

       Unless converted in accordance with Section 3 hereof, the entire principal balance of the Loan shall be due and payable on October 31, 2008 (the "MATURITY DATE"), together with all PIK Interest, and any and all other amounts then owing hereunder. Subject always to the subordination provisions contained in Section 4 of this Note, principal and PIK Interest due but not paid on the Maturity Date, shall bear interest at the rate per annum equal to three percent (3%) plus the Prime Rate and shall be payable on demand.

       Subject always to the subordination provisions contained in this Note and the terms of the Credit Agreement (defined in the definition of "Senior Indebtedness" herein) and the Note Agreement (defined in "Senior Indebtedness" herein), this Note may be prepaid at any time in whole or in part from time to time, by payment of principal and interest accrued to the date of payment, but without premium or penalty; provided, any such payment shall be made pro rata to the Noteholders based upon such Noteholder's Pro Rata Share.

       All payments and prepayments hereunder shall be applied first to PIK Interest and then to the unpaid principal balance outstanding.

       2. DEFINITIONS. As used in this Note, the following terms, unless the context otherwise requires, have the following meanings:

       "COMPANY" includes Worldwide Sports & Recreation, Inc. and any corporation or other entity which shall succeed to all or substantially all of the assets and business of Worldwide Sports & Recreation, Inc., by merger or sale of all or substantially all of its assets or otherwise.

       "COMMON STOCK" shall mean the Company's common stock, par value $0.01 per share.

       "NOTE" shall mean this Convertible Subordinated PIK Promissory Note.

       "NOTEHOLDERS", "HOLDER", or similar terms, when the context refers to holders of this Note, shall mean any Person(s) in his or its capacity from time to time as the holder(s) of this Note.

       "PREFERRED STOCK" shall mean the Company's Series A Preferred Stock, par value $0.01 per share.

       "PERSON" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

       "PRIME RATE" shall mean the rate per annum equal to prime rate as published from time to time in the financial section of THE WALL STREET JOURNAL (or, if such rate ceases to be so published, as quoted from such other generally available and recognizable source as the Note Agent may select). The rate of interest hereunder shall change automatically and immediately as and when the Prime Rate shall change, without notice to the Company, and any notice to which it may be entitled is hereby waived.

       "SENIOR DEFAULT" means any default by Company under any document, instrument or agreement evidencing or securing the Senior Indebtedness after the expiration of any notice, grace and/or cure periods.

       "SENIOR INDEBTEDNESS" means any and all indebtedness, premium, interest, liabilities and other obligation (including post-petition interest, even if not an allowed claim) now or hereafter owing by the Company or any of its subsidiaries (a) pursuant to that certain

Second Amended and Restated Credit Agreement (the "CREDIT AGREEMENT") dated as of the date hereof by and among the Company, Antares Capital Corporation, a Delaware corporation, as agent ("SENIOR AGENT") for the several financial institutions from time to time party to the Credit Agreement and for itself as a lender, Heller Financial, Inc. ("HELLER"), Fleet Capital Corporation ("FLEET") and National City Bank of Michigan/Illinois ("NATIONAL CITY") (National City, Heller and Fleet being co-agents); (b) that certain Second Amended and Restated Note Agreement dated as of the date hereof (the "NOTE AGREEMENT") in favor of the holders of the securities issued thereunder and the $55,000,000 12% Senior Subordinated Notes Due August 5, 2007 and Warrants to Purchase Common Stock issued and outstanding under the Note Agreement; (c) to any lender or group of lenders in connection with principal indebtedness incurred by the Company or its Affiliates up to Forty Million Dollars ($40,000,000) in excess of the Senior Principal Amount (defined herein); and (d) refinancings or recapitalizations of the Senior Indebtedness, as any of the foregoing may be amended, supplemented, restated, extended, renewed, refinanced or modified from time to time (the credit facilities or agreements described in subsections (a), (b), (c) and (d) being collectively defined as the "SENIOR CREDIT FACILITIES" and the holders of the Senior Credit Facilities being collectively defined as the "SENIOR LENDERS");

       "SENIOR PRINCIPAL AMOUNT" means at any time, the aggregate outstanding balance of the debt owed by the Company under the Senior Credit Facilities (as the same may be amended, supplemented, restated, extended, renewed, refinanced or modified from time to time); provided, however, that in determining such amount, the Company, the Noteholders and the Senior Lenders shall assume that for all revolving credit facilities, the maximum revolver amount shall be deemed to have been drawn, whether or not such draws have actually been borrowed.

       3. CONVERSION.

       3.1. CONVERSION. On or at any time after the date hereof and continuing until this Note is paid in full, in the event there remains outstanding hereunder principal and/or PIK Interest, the Note Agent, on behalf of the Noteholders, shall have the right to convert all or any portion of the outstanding principal and/or PIK Interest (the aggregate dollar amount of such principal and/or PIK Interest, hereafter the "CONVERTED AMOUNT") into the number of shares of Common Stock equal to the Converted Amount multiplied by 0.014202 (the "COMMON CONVERSION RATIO") and rounded to the nearest whole share (representing a price per share of $1.00), and the number of shares of Preferred Stock equal to the Converted Amount multiplied by 0.00985798 (the "PREFERRED CONVERSION RATIO") and rounded to the nearest one-hundredth (1/100) of a share (representing a price per share of $100.00) (such Common Stock and Preferred Stock being the "CONVERSION STOCK"). Upon the consummation of the aforesaid conversion and by virtue of the issuance and delivery of fully paid and non-assessable shares of Conversion Stock, the Converted Amount of principal and/or PIK Interest shall be deemed to have been paid and satisfied in full.

       In the event of any split, stock dividend, subdivision, combination or reclassification of shares of Common Stock or Preferred Stock or any other recapitalization of the Company having the effect of increasing or decreasing the number of shares of issued and outstanding Common Stock or Preferred Stock, the Common Conversion Ratio and the Preferred Conversion Ratio shall be adjusted so that the number of shares of Common Stock and Preferred Stock into which this Note may be converted is equal to that number of shares of Common Stock and Preferred

Stock that represents the same proportionate ownership interest in the Company as would have resulted if the conversion had taken place immediately prior to the event causing such adjustment.

       The conversion as described in this Section 3.1 shall occur only upon the delivery by Note Agent to the Company of written notice of election to convert in the form of EXHIBIT B hereto as executed by the Note Agent on behalf of the Noteholders. Upon the Company's receipt of such written notice, each Noteholder shall receive his or its Pro Rata Share, as set forth on EXHIBIT A, of the Conversion Stock in accordance with the terms of Section 3.3 herein and the outstanding balance of this Note shall be permanently reduced by the Converted Amount. The Note Agent shall give prompt written to each Noteholder describing in reasonable detail each conversion event pursuant to this Section 3.

       3.2. RESERVATION OF STOCK. The Company hereby represents and warrants that it has taken all necessary corporate action and obtained all necessary consents and approvals to authorize the issuance of this Note and the conversion contemplated by Section 3.1, and hereby covenants that, it will at all times prior to the payment in full of this Note reserve and keep available such number of authorized shares of its Common Stock and Preferred Stock as may be deliverable upon conversion of this Note.

       3.3. FULLY PAID SHARES; CERTIFICATES. The Company hereby (a) represents and warrants that all shares of Conversion Stock issued or transferred upon the conversion of this Note, pursuant to the terms of Section 3.1 hereof, shall be validly issued, fully paid, non-assessable and free and clear of any claims, liens or encumbrances and (b) agrees that all certificates representing each Noteholder's Pro Rata Share of the Conversion Stock shall be promptly delivered to the applicable Noteholders.

       3.4. NO RIGHTS OR LIABILITIES AS SHAREHOLDER. This Note does not by itself entitle the Noteholders to any voting rights or other rights as a shareholder of the Company. In the absence of conversion of this Note, no provisions of this Note, and no enumeration herein of the rights or privileges of the holder shall cause such holder to be a shareholder of the Company for any purpose by virtue hereof.

       4. SUBORDINATION.

       This Note and all amounts (including all principal, PIK Interest and other fees, costs and other obligations) payable by the Company with respect to this Note (the "SUBORDINATED DEBT") are and shall be subordinated and junior in right of payment to the prior payment in full in cash of the Senior Indebtedness to the extent and in the manner set forth herein. Each holder of the Senior Indebtedness shall be deemed to have acquired and advanced Senior Indebtedness in reliance upon the provisions contained in this Note.

       If (a) a Senior Default has occurred and is continuing, or a Senior Default would be caused by the making of any payment of the Subordinated Debt and (b) written notice thereof (the "SENIOR DEFAULT NOTICE") has been delivered by the applicable Senior Lender to the Note Agent and the Company at the applicable addresses specified herein (such period of time being referred to as the "PAYMENT SUSPENSION PERIOD"), then, except as otherwise set forth below, the Company shall not make, and the holders of the Subordinated Debt shall not accept or receive from the Company, directly or indirectly, in cash or other property or in any other manner (including, without limitation, from or by way of any collateral or redemption or sale), payment in respect of all or any part of the Subordinated Debt unless and until the earlier of the date (i) the Senior Indebtedness has been paid in full in cash, (ii) such Senior Default has been cured by the Company or waived in writing by the requisite holders of the applicable Senior Indebtedness or (iii) the holders of the applicable Senior Indebtedness have waived the Payment Suspension Period; PROVIDED, HOWEVER, in no event may any payment be made hereunder unless such payment is permitted to be made in accordance with the Credit Agreement and the Note Agreements; PROVIDED, FURTHER, HOWEVER, that notwithstanding anything in this Section 4 to the contrary, the Note Agent, on behalf of the Noteholders, may convert all or any portion of any outstanding principal and PIK Interest into Common Stock and Preferred Stock at any time pursuant to Section 3.

       Upon any distribution of assets of the Company or upon any dissolution, winding up, liquidation or reorganization of the Company, whether in any bankruptcy, insolvency, reorganization or receivership proceeding or upon an assignment for the benefit of creditors or any other marshaling of the assets and liabilities of the Company or otherwise:

              (I) the holders of all Senior Indebtedness shall be entitled to receive payment in full in cash (or in a manner otherwise acceptable to such holders of Senior Indebtedness) of the principal thereof, the interest due thereon and any premium or other payment obligation with respect thereto (including interest, fees and charges accruing thereon after the commencement of any such proceedings whether or not such interest, fees and charges are allowed claims) before the holders of the Subordinated Debt are entitled to receive any payment upon the Subordinated Debt and the holders of Senior Indebtedness shall be entitled to receive for application in payment thereof any payment or distribution of any kind or character, whether in cash, property or securities or by setoff or otherwise, which may be payable or deliverable in any such proceedings in respect of this Note (excluding securities which are subordinated to the same extent as this Note is subordinated to the Senior Indebtedness hereunder, hereafter "PERMITTED JUNIOR SECURITIES"); and

              (II) any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities (excluding Permitted Junior Securities), by set-off or otherwise, to which the holders of the Subordinated Debt would be entitled pursuant to this Note but for the provisions contained herein shall be paid by the liquidating trustee or agent or other Person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the holders of Senior Indebtedness or their agents or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Indebtedness may have been issued, ratably according to the aggregate amounts remaining unpaid on account of the principal of, interest on and any premium or other amounts payable with respect to the Senior Indebtedness held or represented by each such holder, to the extent necessary to make payment in full of all Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of the Senior Indebtedness.

       Upon the occurrence of any such dissolution, winding up, liquidation or reorganization proceedings, if Note Agent, on behalf of the Noteholders, has not filed any claim, proof of claim or other instrument of similar character necessary to enforce the obligations of the Company in respect of this Note within thirty (30) days before the expiration of the time to file the same, then and in such event, but only in such event, any holder of the Senior Indebtedness may notify (the "CLAIM NOTICE") the Note Agent and each Noteholder in compliance with Section 10.1 herein of (i) such fact and (ii) the fact that such holder of the Senior Indebtedness may, if such claim, proof of claim or other instrument of similar character is not so timely filed by the Note Agent, on behalf of the Noteholders, file such claim or other instrument of similar character. Assuming that the Claim Notice is timely given, the holder of the Senior Indebtedness may, at any time within ten (10) days prior to the expiration of the time to file the same, as an attorney-in-fact for such Noteholders, file any claim, proof of claim or such other instrument of similar character on behalf of such Noteholders. Notwithstanding the foregoing, the Noteholders shall nevertheless retain all rights to enforce such claim, proof of claim or other instrument in their capacity as holders of this Note.

       The consolidation of the Company with, or the merger of the Company into, another entity shall not be deemed a dissolution, winding up, liquidation or reorganization of the Company for the purposes herein if such other entity is organized in the United States and such entity, as a part of such consolidation or merger, succeeds to the Company's property and business and assumes the Company's obligations (including the Senior Indebtedness and the Subordinated
Debt).

       All payments or distributions by the Company upon or with respect to the Subordinated Debt which are received by Noteholders in violation of or contrary to the provisions contained in this Section 4 shall be received in trust for the benefit of the holders of the Senior Indebtedness and shall be paid over upon demand to such holders in the same form as so received (with all necessary endorsements) to be applied to the payment of the Senior Indebtedness.

       The provisions of this Note shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Senior Indebtedness is rescinded or must otherwise be returned by the holders of the Senior Indebtedness for any reason whatsoever (including, without limitation, the insolvency, bankruptcy or reorganization of the Company) all as though such payment had not been made.

       The provisions of this Note are for the purpose of defining the relative rights of the holders of Senior Indebtedness on the one hand and the holders of Subordinated Debt on the other hand, and nothing herein shall impair (as among the Company, the holders of the Subordinated Debt and creditors of the Company, other than the holders of the Senior Indebtedness) the Company's obligation to the holders of the Subordinated Debt to pay to such holders the full amount of the Subordinated Debt in accordance with the terms of this Note. No provision of this Note shall be deemed to subordinate, to any extent, any claim or right of any holder of the Subordinated Debt to any claim against the Company by any creditor or any other Person except to the extent expressly provided herein.

       To the extent that (A) the holders of the Subordinated Debt have turned over any cash, securities or other property received as payments from the Company on the Subordinated Debt to the holders of Senior Indebtedness for application to the Senior Indebtedness or (B) any cash, securities or other property to which the holders of the Subordinated Debt would otherwise have been entitled (but for the provisions of this Note) as payments from the Company on the Subordinated Debt are paid to the holders of Senior Indebtedness hereunder for application to the Senior Indebtedness, and any such payments described in clause (A) or (B) or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from or disgorged by the holders of the Subordinated Debt or are otherwise required to be refunded, repaid or restored by the holders of the Subordinated Debt to the Company or any trustee, receiver or other Person under any law (including, without limitation, any bankruptcy or insolvency law or any federal or state equitable cause), then to the extent any such restoration, the holders of Senior Indebtedness shall repay such amount to the holders of the Subordinated Debt and such holder's obligations hereunder shall be renewed and continued in full force and effect as if such payment had not been made to the holders of the Subordinated Debt or the holders of Senior Indebtedness. This paragraph shall survive the termination and cancellation of this Note.

       The holders of Senior Indebtedness may, at any time and from time to time, in their discretion, renew, amend, extend or otherwise modify the terms and provisions of the Senior Indebtedness (or any notice evidencing or creating the same) so held (including, without limitation, the terms and provisions relating to the principal amount outstanding thereunder, the rate of interest thereof, the payment terms thereof and the provisions thereof regarding default or any other matter) or exercise any of their rights under the Senior Indebtedness including, without limitation, the waiver of defaults thereunder, all without notice to or consent from the Note Agent or Noteholders. No compromise, alteration, amendment, renewal or other change of, or waiver, consent or other action in respect of any liability or obligation under or in respect of, any terms, covenants or conditions of the Senior Indebtedness (or any instrument evidencing or creating the same), whether or not such release is in accordance with the provisions of the Senior Indebtedness (or any instrument evidencing or creating the same), shall in any way alter or affect any of the subordination provisions of this Note.

       Except as provided in the immediately succeeding sentence, until the Senior Indebtedness shall have been paid and performed in full in cash (or in a manner otherwise satisfactory to the holders of Senior Indebtedness) and the termination of all commitments under all documents, instruments and agreements evidencing or securing the Senior Indebtedness, the Noteholders shall not take or continue any action, or exercise any rights, remedies or powers under the terms of this Note, or exercise or continue to exercise any other right or remedy at law or equity that the Noteholders might otherwise possess, to collect any amount due and payable in respect of this Note, including, without limitation, the acceleration of this Note (the Noteholders can, however, exercise their conversion rights in accordance with the terms of Section 3 hereinbefore), the commencement of any foreclosure on any lien or security interest, the filing of any petition in bankruptcy or the taking advantage of any other insolvency law of any jurisdiction (any such action, right, remedy or power being referred to herein as a "COLLECTION ACTION"), unless and until the Senior Indebtedness shall have been fully and finally paid and satisfied in cash and the termination of all commitments thereunder. Notwithstanding the foregoing, upon the passage of three hundred sixty-five (365) days from the delivery of a written notice to the holders of the Senior Indebtedness by the Note Agent that an Event of Default under this Note has occurred, if any such Event of Default described therein shall not have been cured or waived within such period, the Note Agent may, upon five Business Days' prior written notice to the holders of the Senior Indebtedness (which five day notice may be given during such three hundred sixty-five (365) day period), declare in writing such Event of Default and accelerate the Subordinated Debt or take any other Collection Action; provided that in no event may the Noteholders initiate, or participate in the initiation of, a proceeding involving the bankruptcy, insolvency, reorganization or receivership of the Company. Notwithstanding the foregoing, the Noteholders may file a proof of claim in any bankruptcy or similar proceeding instituted by another entity.

       The Company and the holders of this Note will not amend, supplement, alter, waive or otherwise modify any of the terms or provisions of this Note without the prior written consent of the Required Lenders (defined herein as defined in the Credit Agreement) and the Required Holders (defined herein as defined in the Note Agreement) if the effect or result of any such amendment, supplement, alteration, waiver or other modification is (a) to advance the date of any required prepayment or repayment of any principal or PIK Interest due under this Note, (b) to increase the maximum principal amount of this Note (other than in connection with the interest that is capitalized), (c) to make more restrictive any Event of Default or any covenants contained therein or to add any Event of Default or covenant to this Agreement as in effect on the date of this Note, or (d) to amend Section 10.4 of this Note, (e) to amend this
Section 4 or any term defined in this Section 4, (f) to amend Section 8 of this Note, (g) to require that interest due hereunder be paid in cash, rather than it being capitalized in accordance with the terms hereof, or (h) to change or amend any other term of this Agreement if such change or amendment would result in a Default or an Event of Default under the Credit Agreement or the Note Agreement, increase the obligations of the Company or confer additional material rights on the holders of this Note in a manner materially adverse to the Company or the holders of Senior Indebtedness.

       Notwithstanding the foregoing or any permissible action taken by a Noteholder, no Noteholder shall be entitled to receive any payment of principal or PIK Interest in contravention of the other provisions of this Note.

       5. WAIVERS. The Company hereby waives presentment, demand for performance, notice of nonperformance, protest, notice of protest, and notice of dishonor. No delay on the part of the Note Agent or any Noteholder in exercising any right hereunder shall operate as a waiver of such right under this Note.

       6. EVENTS OF DEFAULT. Each of the following occurrences shall constitute an event of default (hereinafter, an "EVENT OF DEFAULT") hereunder:

       (a) the Company fails to pay when due and payable (whether at the Maturity Date, pursuant to Section 8 or otherwise) the full amount of all PIK Interest then owing on this Note or the full amount of any principal payment on this Note or any other amounts payable under this Note;

       (b) if the Company shall (i) generally not be paying its debts as they become due, (ii) file, or consent, by answer or otherwise, to the filing against it of a petition for relief or reorganization or arrangement or any other petition in or under Title 11 of the United States Code, as amended (the "BANKRUPTCY CODE"), or any other insolvency law of any jurisdiction, (iii) make an assignment for the benefit of creditors, (iv) consent to the appointment of a custodian, receiver, trustee or other officer with similar powers for it or for any substantial part of its property, (v) be adjudicated insolvent, or (vi) make, or propose to make, any distribution of its assets in dissolution or liquidation; or

       (c) if any governmental body or authority of competent jurisdiction shall enter an order appointing, without consent of the Company, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of the Company's property, or if an order for relief shall be entered in any case or proceeding for liquidation or reorganization or otherwise to take advantage of the Bankruptcy Code or any insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company or if any petition for any such relief shall be filed against the Company and such petition shall not be dismissed or stayed within sixty (60) days.


If an Event of Default shall occur and be continuing, the entire principal amount of this Note, together with all PIK Interest, shall become and be immediately due and payable, without presentment, demand, protest or notice of any kind.

       7. COLLECTION. If the indebtedness represented by this Note or any part thereof is collected at law or in equity or in bankruptcy, receivership or other judicial proceedings or if this Note is placed in the hands of attorneys for collection after default, the Company agrees to pay, in addition to the principal and interest payable hereon, reasonable attorneys' fees and costs incurred by the Note Agent and by each of the Noteholders.

       8. CHANGE IN CONTROL. In the event that there shall occur either (a) an Event of Default under Section 7.1(e) of the Credit Agreement or (b) a Change in Control, as defined in the Note Agreement, and after the payment in full of all Senior Indebtedness, the outstanding principal and PIK Interest shall be immediately due and payable.

       9. AGENCY

       9.1. APPOINTMENT AND AUTHORIZATION. Each Noteholder hereby irrevocably appoints, designates and authorizes the Note Agent to take such action on its or his behalf under the provisions of this Note and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Note. Notwithstanding any provision to the contrary contained elsewhere in this Note, the Note Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Note Agent have or be deemed to have any fiduciary relationship with any Noteholder, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Note or otherwise exist against the Note Agent.

       9.2. DELEGATION OF DUTIES. The Note Agent may execute any of its duties under this Note by or through agents, employees or attorneys-in-fact and shall be entitled to seek advice of counsel concerning all matters pertaining to such duties. The Note Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care.

       9.3. LIABILITY OF THE NOTE AGENT. The Note Agent shall not be liable for any action taken or omitted to be taken by it or any Noteholder under or in connection with this Note, except that the Note Agent shall be liable for its own bad faith, gross negligence and willful misconduct. The Note Agent shall not be responsible in any manner to any Noteholder for any recital, statement, representation or warranty made by the Company, or any officer thereof, contained in this Note, or in any certificate, report, statement or other document referred to or provided for in, or received by the Note Agent under or in connection with, this Note, or for the validity, effectiveness, genuineness, enforceability or sufficiency of this Note, or for any failure of the Company to perform its obligations hereunder. The Note Agent shall not be under any obligation to any Noteholder to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Note, or to inspect the properties, books or records of the Company.

       9.4. RELIANCE BY THE NOTE AGENT. The Note Agent shall be entitled to rely, and shall be fully protected in relying in good faith, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile or telephone message, written statement or other document or conversation believed by it to be genuine and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Company), independent accountants and other experts selected by the Note Agent. The Note Agent shall be fully justified in failing or refusing to take any action under this Note unless it shall first receive such advice or concurrence of each Noteholder as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by each Noteholder in accordance with its Pro Rata Share against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Note Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Note in accordance with a request or consent of each Noteholder and such request and any action taken or failure to act pursuant thereto shall be binding upon each Noteholder.

       9.5. NOTICE OF DEFAULT. The Note Agent shall not be deemed to have knowledge or notice of the occurrence of any Event of Default, unless the Note Agent shall have received written notice from a Noteholder or the Company referring to this Note, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Note Agent receives such a notice, the Note Agent shall give notice thereof to each Noteholder. The Note Agent shall take such action with respect to such Event of Default as it deems appropriate, in its sole and absolute discretion, and the Note Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Event of Default as it shall deem advisable and in the best interest of the Noteholders.

       9.6. CREDIT DECISION. Each Noteholder expressly acknowledges that the Note Agent has not made any representation or warranty to it and that no act by the Note Agent hereinafter taken, including any review of the affairs of the Company shall be deemed to constitute any representation or warranty by the Note Agent to any Noteholder. Each Noteholder represents to the Note Agent that it has, independently and without reliance upon the Note Agent and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Company, and made its own decision to extend credit to the Company hereunder. Each Noteholder also represents that it will, independently and without reliance upon the Note Agent make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Company. Except as expressly set forth herein, the Note Agent shall not have any duty or responsibility to provide any Noteholder with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Company which may come into the possession of the Note Agent.

       9.7. INDEMNIFICATION. Upon demand therefor each Noteholder shall severally, but not jointly and severally, indemnify the Note Agent (to the extent not reimbursed by or on behalf of the Company and without limiting the obligation of the Company to do so), ratably on the basis of its Pro Rata Share in an amount not to exceed its Pro Rata Share of the principal balance of this Note from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind whatsoever which may at any time (including at any time following the repayment of the Subordinated Debt and the termination or resignation of the Note Agent) be imposed on, incurred by or asserted against the Note Agent (in its capacity as such) in any way relating to or arising out of this Note or any document contemplated by or referred to herein or the transactions contemplated hereby or thereby or any action taken or omitted by the Note Agent under or in connection with any of the foregoing. In addition, each Noteholder shall severally, but not jointly and severally, reimburse the Note Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including reasonable attorneys' fees, costs and expenses) incurred by the Note Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Note, or any document contemplated by or referred to herein to the extent that the Note Agent is not reimbursed for such expenses by or on behalf of the Company. Notwithstanding anything to the contrary expressed or implied herein, the Note Agent shall not be entitled to indemnification hereunder for liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, disbursements or other amounts resulting from its own bad faith, gross negligence or willful misconduct.

       9.8. THE NOTE AGENT IN INDIVIDUAL CAPACITY. The Note Agent, in its individual capacity, may make loans to, acquire equity interests in and generally engage in any kind of business with the Company as though it were not the Note Agent hereunder and without notice to or consent of each Noteholder. With respect to its loan hereunder, the Note Agent, in its individual capacity, shall have the same rights and powers under this Note as any other Noteholder and may exercise the same as though it were not the Note Agent, and the terms "NOTEHOLDER" and "NOTEHOLDERS" shall include the Note Agent, in its individual capacity.

       9.9. AMENDMENTS AND WAIVERS. No amendment or waiver of any provision of this Note, and no consent with respect to any departure by the Company therefrom, shall be effective unless the same shall be in writing and signed by the Note Agent and the Company. No amendment or waiver of any provision of this Note which materially and adversely affects a Noteholder shall be effective without the consent of the affected Noteholder.

       9.10. SUCCESSOR NOTE AGENT. The Note Agent may resign as the Note Agent upon thirty (30) days' prior written notice to the Noteholders. If Note Agent shall resign or otherwise not be able to fill such position, the Noteholders holding a majority of the then outstanding principal amount owing under this Note shall appoint from among the Noteholders a successor Note Agent for the Noteholders, which successor Note Agent shall be reasonably acceptable to the Company. If no successor Note Agent is appointed in accordance with the foregoing prior to the effective date of the resignation of the Note Agent, the Note Agent may thereupon appoint a successor Note Agent from among the Noteholders, which Person shall be reasonably acceptable to the Company. Upon the acceptance of its appointment as successor Note Agent hereunder, such successor Note Agent shall succeed to all the rights, powers and duties of the retiring Note Agent and the term "NOTE AGENT" shall mean such successor Note Agent and the retiring Note Agent's appointment, powers and duties as Note Agent shall be terminated. After any retiring Note Agent's resignation hereunder as Note Agent, the indemnification and reimbursement provisions of this Note shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Note Agent hereunder. If no successor Note Agent has accepted appointment as Note Agent by the date which is thirty (30) days following a retiring Note Agent's notice of resignation (or, if later, ten (10) days after the date upon which the Note Agent designates a successor Note Agent), the retiring Note Agent's resignation shall nevertheless thereupon become effective and the Noteholders shall perform all duties of the Note Agent hereunder until such time, if any as the Noteholders possessing a majority of the then outstanding principal amount owing under this Note appoint a successor Note Agent as provided for above.

       10.    GENERAL PROVISIONS.

       10.1. NOTICES. Any notice, request or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given if personally delivered or mailed by certified mail return receipt requested, postage prepaid or by nationally recognized overnight carrier (charges prepaid), at the respective addresses of the parties as set forth on Exhibit A. Any party hereto may change such address by prior written notice to the Note Agent. Notice shall conclusively be deemed to have been given when personally delivered or when deposited in the mail or with such overnight carrier in the manner set forth above and shall be deemed to have been received when delivered.

       10.2. SEVERABILITY; HEADINGS. In case any provision of this Note shall be declared by a court to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, unless to do so would deprive the Noteholders or the Company of a substantial part of its bargain. Such court may reform such invalid, illegal or unenforceable provision so as to give the maximum permissible effect to the intentions of the parties as expressed in this Note. All headings used herein are used for convenience only and shall not be used to construe or interpret this Note.

       10.3. ENTIRE AGREEMENT; CHANGES. This Note contains the entire agreement between the parties hereto superseding and replacing any prior agreement or understanding relating to the subject matter hereof. Neither this Note nor any term hereof may be changed, waived, discharged or terminated orally but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

       10.4. LAW GOVERNING. This Note shall be construed and enforced in accordance with, and governed by, the internal laws of the State of Delaware, excluding that body of law applicable to conflicts of law, except that the provisions of Section 4 shall be governed by the law of the State of Illinois.

       10.5. SPECIFIC PERFORMANCE. The Company and each Noteholder agrees that it is impossible to measure in money damages which will accrue to a Noteholder by reason of a failure of the Company to allow a conversion to Conversion Stock pursuant to the terms hereof. Therefore, if any Noteholder shall institute any action or proceeding to enforce the provisions hereof relating to such conversion, the Company hereby waives the claim or defense therein that there is an adequate remedy at law.

       10.6. PROHIBITION ON TRANSFER AND ASSIGNMENT. This Note shall be binding on the Company and its successors and assigns. This Note may not be transferred, assigned, sold, pledged, collaterally assigned or otherwise disposed of, whether in whole or in part, by any Noteholder, except to another Noteholder or in connection with a permitted transfer of Common Stock or Preferred Stock held by a Noteholder.

       10.7. NO EFFECT ON OTHER RELATIONSHIPS. Notwithstanding anything herein to the contrary, nothing contained in this Note shall affect, limit or impair the rights and remedies of a Noteholder in its capacity, as applicable, as a lender to or security holder of the Company or any of its subsidiaries.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

       IN WITNESS WHEREOF, each party has caused this Note to be signed in its name this [___] day of August, 2000.

THE COMPANY:                        WORLDWIDE SPORTS & RECREATION, INC.


                                    By:
                                    B. Joseph Messner
                                    President


NOTE AGENT:                         WIND POINT PARTNERS IV, L.P., AS AGENT
                                    FOR THE NOTEHOLDERS

                                    BY: WIND POINT INVESTORS IV, L.P.
                                    ITS: GENERAL PARTNER

                                               BY: WIND POINT ADVISORS L.L.C.
                                               ITS: GENERAL PARTNER

                                               By:
                                               Its:


                                               By:
                                               Its:


                            ACKNOWLEDGMENT OF LENDERS

       Each of the undersigned Noteholders hereby acknowledges and agrees to the terms of the foregoing Convertible Subordinated PIK Promissory Note.

                  [INSERT SIGNATURE BLOCKS FOR ALL NOTEHOLDERS]

                                    EXHIBIT A


                                   NOTEHOLDERS


--------------------------------------- --------------------------------------- ----------------------------
         NOTEHOLDER                                ADDRESS                            PRO RATA SHARE
--------------------------------------- --------------------------------------- ----------------------------
Excorp Holdings Limited                                                          18.6%
--------------------------------------- --------------------------------------- ----------------------------
The Northwestern Mutual Life Insurance   See Schedule I to the Note Agreement    5.8%
Company
--------------------------------------- --------------------------------------- ----------------------------
Antares Capital Corporation                                                      1.2%
--------------------------------------- --------------------------------------- ----------------------------
B. Joseph Messner                                                                1.2%
--------------------------------------- --------------------------------------- ----------------------------
Metropolitan Life Insurance Company      See Schedule I to the Note Agreement    1.1%
--------------------------------------- --------------------------------------- ----------------------------
Rivolier S.A.                                                                    0.5%
--------------------------------------- --------------------------------------- ----------------------------
Wind Point Partners III, L.P.                                                    32.0%
--------------------------------------- --------------------------------------- ----------------------------
Wind Point III Executive Advisor                                                 0.3%
Partners, L.P.
--------------------------------------- --------------------------------------- ----------------------------
Wind Point Partners IV, L.P.                                                     31.9%
--------------------------------------- --------------------------------------- ----------------------------
Wind Point IV Executive Advisor                                                  0.1%
Partners, L.P.
--------------------------------------- --------------------------------------- ----------------------------
Wind Point Associates IV, LLC                                                    0.1%
--------------------------------------- --------------------------------------- ----------------------------
Aetna Life Insurance Company                                                     6.9%
--------------------------------------- --------------------------------------- ----------------------------
Julius Hoeft                                                                     0.1%
--------------------------------------- --------------------------------------- ----------------------------
Daniel Dallemolle                                                                0.2%
--------------------------------------- --------------------------------------- ----------------------------

                                    EXHIBIT B


                         (Form of Notice of Conversion)

To Worldwide Sports & Recreation, Inc.:

       The undersigned, as Note Agent for the Noteholders named in that certain Convertible Subordinated PIK Promissory Note in the principal amount of $12,200,000 dated as of August ___, 2000 (the "NOTE"), issued by Worldwide Sports & Recreation, Inc. (the "COMPANY"), hereby exercises its right to convert all or a portion of the principal and PIK Interest of said Note equal to $_________ into ______ shares of Common Stock and _____ shares of Series A Preferred Stock of the Company at the Conversion Price established pursuant to the terms of the Note.

            Please issue each certificate for the shares as follows:



                             Print or Type Each Name



                   Social Security or Other Identifying Number



                                 Street Address



City                             State                                 Zip Code

and deliver each certificate to the applicable addresses, unless different addresses are indicated below.


                           WIND POINT PARTNERS IV, L.P., AS AGENT FOR THE NOTEHOLDERS

                           BY: WIND POINT INVESTORS IV, L.P.
                           ITS: GENERAL PARTNER

                                   BY: WIND POINT ADVISORS L.L.C.
                                   ITS: GENERAL PARTNER

                                   By:
                                   Its:


                                   By:
                                   Its:
Dated:______________

                            (Signature must conform in all respects to Wind Point Partners IV, L.P. or, if the Note has been transferred without reissuance by the Company, the registered holder's name as specified in the Company's records)